Exhibit 99.2

Vought Aircraft Industries, Inc.

Consolidated Balance Sheets

($ in millions, except share amounts)

	March 28, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$149.7	$116.0
Restricted cash	43.4	43.8
Trade and other receivables	159.5	127.9
Inventories	453.4	511.3
Other current assets	10.1	8.5
Total current assets	816.1	807.5
Property, plant and equipment, net	273.1	275.9
Goodwill	404.8	404.8
Identifiable intangible assets, net	18.6	20.4
Other non-current assets	0.9	1.3
Total assets	$1,513.5	$1,509.9
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$171.1	$140.9
Accrued and other liabilities	59.8	68.3
Accrued payroll and employee benefits	44.5	46.9
Accrued post-retirement benefits — current	37.5	37.4
Accrued pension — current	3.3	3.5
Current portion of long-term bank debt	320.4	319.8
Accrued contract liabilities	40.0	74.2
Total current liabilities	676.6	691.0
Long-term liabilities:
Accrued post-retirement benefits	363.5	364.9
Accrued pension	595.2	612.2
Long-term bond debt	270.0	270.0
Other non-current liabilities	74.2	75.3
Total liabilities	1,979.5	2,013.4
Stockholders’ equity (deficit):
Common stock, par value $.01 per share; 50,000,000 shares authorized, 24,818,900 and 24,818,806 issued and outstanding at March 28, 2010 and December 31, 2009, respectively	0.3	0.3
Additional paid-in capital	423.2	422.8
Shares held in rabbi trust	(1.6)	(1.6)
Accumulated deficit	(146.2)	(173.0)
Accumulated other comprehensive loss	(741.7)	(752.0)
Total stockholders’ equity (deficit)	$(466.0)	$(503.5)
Total liabilities and stockholders’ equity (deficit)	$1,513.5	$1,509.9

See accompanying notes

Vought Aircraft Industries, Inc.

Consolidated Statements of Operations

(unaudited, $ in millions)

	For the Three Months Ended
	March 28, 2010	March 29, 2009
Revenue	$470.5	$390.3
Costs and expenses
Cost of sales	391.5	324.8
Selling, general and administrative expenses	39.7	28.5
Total costs and expenses	431.2	353.3
Operating income	39.3	37.0
Other income (expense)
Interest income	0.1	0.2
Interest expense	(12.6)	(15.0)
Income before income taxes	26.8	22.2
Income tax expense	—	—
Income (loss) from continuing operations	$26.8	$22.2
Income (loss) from discontinued operations	—	(4.3)
Net Income	$26.8	$17.9

See accompanying notes

Vought Aircraft Industries, Inc.

Consolidated Statements of Cash Flows

(unaudited, $ in millions)

	Three Months Ended
	March 28, 2010	March 29, 2009
Operating activities
Net income	$26.8	$17.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12.9	15.9
Stock compensation expense	2.7	0.5
Changes in current assets and liabilities:
Trade and other receivables	(31.6)	(9.6)
Inventories	57.9	(66.1)
Other current assets	(2.6)	(3.7)
Accounts payable, trade	30.2	12.1
Accrued payroll and employee benefits	(2.4)	(1.7)
Accrued and other liabilities	(10.9)	—
Accrued contract liabilities	(34.2)	(36.7)
Other assets and liabilities — long-term	(8.8)	(1.6)
Net cash provided by (used in) operating activities	40.0	(73.0)
Investing activities
Capital expenditures	(6.7)	(8.3)
Net cash used in investing activities	(6.7)	(8.3)
Financing activities
Proceeds from short-term bank debt	—	135.0
Proceeds from long-term bank debt	—	25.0
Changes in restricted cash	0.4	—
Net cash provided by (used in) financing activities	0.4	160.0
Net increase (decrease) in cash and cash equivalents	33.7	78.7
Cash and cash equivalents at beginning of period	116.0	86.7
Cash and cash equivalents at end of period	$149.7	$165.4

See accompanying notes

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Period Ending March 28, 2010

Note 1 — Organization and Basis of Presentation

Vought Aircraft Industries, Inc. (“Vought”) and its wholly owned subsidiaries, VAC Industries, Inc., Vought Commercial Aircraft Company and Contour Aerospace Corporation (“Contour”) are herein referred to collectively as “Vought”. Vought is a leading global manufacturer of aerostructure products for commercial, military and business jet aircraft. Vought has a long history of developing and manufacturing a wide range of complex aerostructures such as fuselages, wing and tail assemblies, engine nacelles, flight control surfaces, as well as helicopter cabins. Vought’s diverse and long-standing customer base consists of leading aerospace original equipment manufacturers, or OEMs, including Airbus, Bell Helicopter, Boeing, Cessna, Gulfstream, Hawker Beechcraft, Lockheed Martin, Northrop Grumman and Sikorsky, as well as the U.S. Air Force.

Vought’s heritage as an aircraft manufacturer extends to the company founded in 1917 by aviation pioneer Chance Milton Vought. From 1994 to 2000, Vought operated as Northrop Grumman’s commercial aircraft division. Vought was formed in 2000 in connection with The Carlyle Group’s acquisition of Northrop Grumman’s aerostructures business. In July 2003, Vought purchased The Aerostructures Corporation, with manufacturing sites in Nashville, Tennessee; Brea, California; and Everett, Washington. Vought is a Delaware corporation with its principal executive offices located at 201 East John Carpenter Freeway, Tower 1, Suite 900, Irving, TX 75062, and Vought performs production work at sites throughout the United States, including California, Texas, Georgia, Tennessee, Florida and Washington.

On March 23, 2010, Vought entered into a merger agreement with Triumph Group, Inc. pursuant to which Vought will be acquired by Triumph. It is anticipated that in connection with that transaction all of Vought’s currently outstanding material indebtedness will be repaid in full. Triumph is a public company listed on the NYSE under the ticker symbol “TGI,” and is a designer, engineer, manufacturer, repairer and over hauler of aircraft components and accessories. The details of this merger agreement are further described in Note 14 — Debt.

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of Vought’s management, the accompanying interim unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of operations for interim periods. The results of operations for the three month period ended March 28, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These interim unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and the notes

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 1 — Organization and Basis of Presentation (Continued)

thereto included in Vought’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 25, 2010.

As a result of the sale of the assets and operations of Vought’s 787 business conducted at North Charleston, South Carolina (“787 business”) on July 30, 2009, the activities of the 787 business have been segregated and reported as discontinued operations for the three month period ended March 29, 2009 except with respect to the Consolidated Statements of Cash Flows. For further details, see Note 3 — Discontinued Operations.

It is Vought’s practice to close its books and records based on a thirteen-week quarter, which can lead to different period end dates for comparative purposes. The interim financial statements and tables of financial information included herein are labeled based on that convention. This practice only affects interim periods, as Vought’s fiscal year ends on December 31.

The consolidated balance sheet at December 31, 2009 presented herein has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Note 2 — Recent Accounting Pronouncements

In December 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-17, “Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASU 2009-17 requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU 2009-17 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. Vought adopted ASU 2009-17 as of January 1, 2010, and its application had no impact on its interim, unaudited, condensed, consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”), which provides amendments to Fair Value Measurements and Disclosures — Overall subtopic of the ASC. ASU 2010-06 requires

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 2 — Recent Accounting Pronouncements (Continued)

additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. Vought adopted this update for its fiscal year beginning January 1, 2010. ASU 2010-06 did not have a material impact on Vought’s interim, unaudited, condensed, consolidated financial statements.

Note 3 — Discontinued Operations

On July 30, 2009, Vought sold the assets and operations of its 787 business conducted at North Charleston, South Carolina to a wholly owned subsidiary of The Boeing Company. Concurrent with the closing of the transaction, Vought entered into an agreement terminating and resolving rights and obligations under the existing 787 supply agreement. Vought is currently providing certain transition services to Boeing pursuant to a transition services agreement. The transition services provided to Boeing are temporary and non-production related and thus not deemed direct cash flows of the Charleston 787 business. The transition services are included as a component of continuing operations and are expected to be completed in the next 15 months.

Vought reclassified the results of operations related to its 787 Business to the income (loss) from discontinued operations, net of tax caption in its Consolidated Statements of Operations for the three month period ended March 29, 2009. The following table summarizes the components of income (loss) from discontinued operations, net of tax:

March 29, 2009
($ in millions)
Revenue	$12.3
Operating income	(4.3)
Income (loss) from discontinued operations, net of tax	$(4.3)

Note 4 — Inventories

Costs included in inventory consist of all direct production costs, manufacturing and engineering overhead, production tooling costs and certain general and administrative expenses.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 4 — Inventories (Continued)

Inventories consisted of the following:

	March 28, 2010	December 31, 2009
	($ in millions)
Production costs of contracts in process	$630.7	$659.1
Finished goods	2.4	3.1
Less: unliquidated progress payments	(179.7)	(150.9)
Total inventories	$453.4	$511.3

Note 5 — Goodwill and Intangible Assets

Goodwill is tested for impairment, at least annually, in accordance with the provisions of the Intangibles — Goodwill and Other topic of the ASC. Under this topic, the first step of the goodwill impairment test used to identify potential impairment compares the fair value of a reporting unit with its carrying value. Vought has concluded that it is a single reporting unit. Accordingly, all assets and liabilities are used to determine Vought’s carrying value.

Vought uses an independent valuation firm to assist in the estimation of enterprise fair value using standard valuation techniques such as discounted cash flow, market multiples and comparable transactions. The discounted cash flow fair value estimates are based on management’s projected future cash flows and the estimated weighted average cost of capital. The estimated weighted average cost of capital is based on the risk-free interest rate and other factors such as equity risk premiums and the ratio of total debt and equity capital.

Vought must make assumptions regarding estimated future cash flows and other factors used by the independent valuation firm to determine the fair value. If these estimates or the related assumptions change, Vought may be required to record non-cash impairment charges for goodwill in the future.

Identifiable intangible assets consisted of the following:

	March 28, 2010	December 31, 2009
	($ in millions)
Programs and contracts	$137.3	$137.3
Less: accumulated amortization	(118.7)	(116.9)
Identifiable intangible assets, net	$18.6	$20.4

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 5 — Goodwill and Intangible Assets (Continued)

The scheduled remaining amortization of identifiable intangible assets as of March 28, 2010 is as follows:

($ in millions)
2010	$3.0
2011	2.1
2012	2.1
2013	2.1
2014	2.1
Thereafter	7.2
Total remaining amortization of identifiable intangible assets	$18.6

Note 6 — Pension and Other Post-retirement Benefits

The components of net periodic benefit cost for Vought’s pension plans and other post-retirement benefit plans were as follows:

	Pension Benefits Three Months Ended		Other Post- retirement Benefits Three Months Ended
	March 28, 2010	March 29, 2009	March 28, 2010	March 29, 2009
	($ in millions)
Components of net periodic benefit cost (income):
Service cost	$4.4	$4.0	$0.9	$1.0
Interest cost	28.7	28.2	5.3	6.4
Expected return on plan assets	(31.9)	(31.4)	—	—
Amortization of net (gain) loss	13.1	9.8	1.1	0.4
Amortization of prior service cost	3.1	3.1	(7.0)	(6.1)
Prior service cost recognized — curtailment	—	1.8	—	(0.2)
Plan settlement or curtailment (gain)/loss	—	4.6	—	3.4
Net periodic benefit cost	$17.4	$20.1	$0.3	$4.9
Defined contribution plan cost	$5.3	$4.6

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 6 — Pension and Other Post-retirement Benefits (Continued)

Vought periodically experiences events or take actions that affect its benefit plans. Some of these events or actions require remeasurements and result in special charges. The following summarizes the key events that affect Vought’s net periodic benefit cost and obligations:

During January of 2009, the IAM-represented employees at Vought’s Nashville facility ratified a new collective bargaining agreement. That agreement provides for certain benefit changes, including a freeze in pension benefit accruals, effective June 30, 2009, for bargaining unit employees who, as of that date, had less than 16 years of bargaining unit seniority. Employees subject to the pension freeze and any bargaining unit employees hired on or after September 29, 2008, receive a defined contribution benefit. The agreement provides for a one-time company paid retirement incentive program offered to eligible employees during 2009 and certain modifications to retiree medical benefits for bargaining unit retirees. These changes led to a remeasurement of the affected plans’ assets and obligations as of January 31, 2009, which increased Vought’s unfunded liability for the pension plan by $1.5 million, decreased its liability for the OPEB plan by $32.7 million and led to the immediate recognition of $9.6 million of net non-recurring charges.

Note 7 — Commitments

Warranty Reserve.  Vought has established a reserve to provide for the estimated future cost of warranties on its delivered products. Vought periodically reviews the reserve and adjustments are made accordingly. A provision for warranties on products delivered is made on the basis of Vought’s historical experience and specific warranty issues. Warranties cover such factors as non-conformance to specifications and defects in material and workmanship. The majority of Vought’s agreements include a three-year warranty, although certain programs have warranties up to 20 years.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 7 — Commitments (Continued)

The following table is a roll-forward of amounts accrued for warranty reserve included in Current and Long-term liabilities:

Warranty Reserve
($ in millions)
Balance at December 31, 2008	$16.1
Warranty costs incurred	(1.5)
Provisions for warranties	(1.2)
Balance at December 31, 2009	$13.4
Warranty costs incurred	(1.0)
Provisions for warranties	—
Balance at March 28, 2010	$12.4
Consolidated Balance Sheet classification
Accrued and other liabilities	4.5
Other non-current liabilities	7.9

Note 8 — Environmental Contingencies

Vought accrues environmental liabilities when it determines it is responsible for remediation costs and such amounts are reasonably estimable. When only a range of amounts is established and no amount within the range is more probable than another, the minimum amount in the range is recorded in other current and non-current liabilities.

The acquisition agreement between Northrop Grumman Corporation and Vought transferred certain pre-existing (as of July 24, 2000) environmental liabilities to Vought. Vought is liable for the first $7.5 million and 20% of the amount between $7.5 million and $30 million for environmental costs incurred relating to pre-existing matters as of July 24, 2000. Pre-existing environmental liabilities at the formerly Northrop Grumman Corporation sites exceeding Vought’s $12 million liability limit remain the responsibility of Northrop Grumman Corporation under the terms of the acquisition agreement, to the extent they are identified within 10 years from the acquisition date. Thereafter, to the extent environmental remediation is required for hazardous materials including asbestos, urea formaldehyde foam insulation or lead-based paints, used as construction materials in, on, or otherwise affixed to structures or improvements on property acquired from Northrop Grumman Corporation, Vought would be responsible. Vought has no material outstanding or unasserted asbestos, urea formaldehyde foam insulation or lead-based paints liabilities including on property acquired from Northrop Grumman Corporation.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 8 — Environmental Contingencies (Continued)

The following is a roll-forward of amounts accrued for environmental liabilities included in Current and Long-term liabilities:

Environmental Liability
($ in millions)
Balance at December 31, 2008	$3.2
Environmental costs incurred	(0.8)
Balance at December 31, 2009	2.4
Environmental costs incurred	(0.2)
Balance at March 28, 2010	$2.2
Consolidated Balance Sheet classification
Accrued and other liabilities	0.6
Other non-current liabilities	1.6

Note 9 — Other Non-Current Liabilities

Other non-current liabilities consisted of the following:

	March 28, 2010	December 31, 2009
	($ in millions)
Deferred income from the sale of Hawthorne facility(a)	$12.6	$12.6
State of Texas grant monies	33.1	34.1
Deferred worker’s compensation	17.7	16.5
Accrued warranties	7.9	8.9
Other	2.9	3.2
Total other non-current liabilities	$74.2	$75.3

(a)          In July 2005, Vought sold its Hawthorne facility and concurrently signed an agreement to lease back a certain portion of the facility from July 2005 to December 2010, with two additional five-year renewal options. Due to certain contractual obligations, which required Vought’s continuing involvement in the facility, this transaction was initially recorded as a financing transaction and not as a sale. The cash received in July 2005 of $52.6 million was recorded as a deferred liability on Vought’s balance sheet in other non-current liabilities.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 9 — Other Non-Current Liabilities (Continued)

During 2008, Vought determined that certain contractual obligations related to the portion of the facility which it has vacated were completed and Vought recognized $44.0 million of the deferred income balance. Vought also wrote off the fixed assets related to this portion of the facility resulting in a $1.6 million gain that was recorded in its Consolidated Statement of Operations during the fiscal year ended December 31, 2008. The $12.6 million liability related to the portion of the Hawthorne facility that Vought continues to lease will remain on its balance sheet until the related contractual obligations are fulfilled or the obligations expire.

(b)           Vought repaid $0.9 million related to the Texas grant during the three month period ended March 28, 2010. Additionally, Vought reclassified $1.0 million related to the Texas grant to the Accrued and Other Liabilities caption in its Consolidated Balance Sheet due to a potential repayment of a portion of the grant funds in 2011.

Note 10 — Income Taxes

The Income Taxes topic of the ASC prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. This interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. Vought’s unrecognized tax benefit position as of December 31, 2009 was $1.8 million and there has not been a material change to that position during the three months ended March 28, 2010.

On March 23, 2010 the Patient Protection and Affordable Care Act was signed into law, which was amended on March 30, 2010 by the Health Care and Education Reconciliation Act of 2010. These Acts include provisions that eliminate a future tax deduction related to Medicare Part D subsidies received on or after January 1, 2013. This change in tax law did not require an adjustment to tax expense because Vought has recorded a full valuation allowance against the deferred tax asset adjusted by the enacted legislation.

Vought files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Vought is subject to examination by the Internal Revenue Service in the U.S. federal tax jurisdiction for the 2000-2009 tax years. Vought is also subject to examination in various state jurisdictions for the 2000-2009 tax years, none of which were individually material. State tax liabilities will be adjusted to account for changes in federal taxable income, as well as any adjustments in subsequent years, as those years are ultimately resolved with the IRS.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 11 — Stockholders’ Equity

As of March 28, 2010, Vought maintained a stock option plan and an incentive award plan under which it has issued share-based awards to its employees and its directors.

2001 Stock Option Plan

During 2001, Vought adopted the Amended and Restated 2001 Stock Option Plan of Vought Aircraft Industries, Inc., under which 1,500,000 shares of common stock were reserved for issuance for the purpose of providing incentives to employees and directors (the “2001 Stock Option Plan”). Options granted under the plan generally vest within 10 years, but were subject to accelerated vesting based on the ability to meet company performance targets. The incentive options granted to Vought’s employees are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. At March 28, 2010 options granted and outstanding from the 2001 Stock Option Plan to employees and directors amounted to 514,490 shares of which 451,560 are vested and exercisable.

A summary of stock option activity for the three month period ended March 28, 2010 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)
Outstanding at December 31, 2009	520,200	$15.56
Granted	—	—
Forfeited or expired	(5,710)	10.00
Exercised	—	—
Outstanding at March 28, 2010	514,490	$15.62	2.4
Vested or expected to vest(a)	514,490	$15.62
Exercisable at March 28, 2010	451,560	$14.96	2.4

(a)                                  Represents outstanding options reduced by expected forfeitures. Expected forfeitures assumed for this plan were zero.

Shares Held in Rabbi Trust

A rabbi trust is a grantor trust, typically established to fund deferred compensation for management. In 2000, Vought established a rabbi trust in connection with certain income deferrals

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 11 — Stockholders’ Equity (Continued)

made at that time by a number of its then-executives. Shares of Vought stock were contributed to the rabbi trust in order to fund the obligations to those executives in connection with those deferrals. Vought’s stock held in the trust is recorded at historical cost, and the corresponding deferred compensation liability is recorded at the current fair value of Vought’s common stock. Common stock held in the rabbi trust is classified in equity as “Shares held in rabbi trust.” During the three month period ended March 28, 2010, no activity occurred in the rabbi trust account and 158,322 shares remain held in the rabbi trust.

2006 Incentive Plan

During 2006, Vought adopted the Vought Aircraft Industries, Inc. 2006 Incentive Award Plan (the “2006 Incentive Plan”), under which 2,000,000 shares of common stock are reserved for issuance for the purposes of providing awards to employees and directors. Since inception, these awards have been issued in the form of stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and restricted shares.

Stock Appreciation Rights (SARs)

A summary of SARs activity for the three month period ended March 28, 2010 is as follows:

	SARs	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)
Outstanding at December 31, 2009	976,840	$10.00	7.3
Granted	—	—
Forfeited or expired	—	—
Exercised	—	—
Outstanding at March 28, 2010	976,840	$10.00	7.1

Vested or expected to vets(a)	976,840	10.96
Exercisable at March 28, 2010	801,479	10.00	6.7

(a)                                  Represents outstanding SARs reduced by expected forfeitures.

During the year ended December 31, 2009, the exercise of SARs resulted in the issuance of 1,614 shares of common stock. No SARs were exercised during the three month period ended March 28, 2010.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 11 — Stockholders’ Equity (Continued)

Restricted Stock Units (RSUs)

RSUs are awards of stock units that can be converted into common stock. In general, the awards are eligible to vest over a four-year period if certain performance goals are met. No RSUs will vest if the performance goals are not met. Certain awards, granted to the CEO and CFO, vest on the first occurrence of a change in control or a date specified by the agreement.

A summary of RSUs activity for the three months ended March 28, 2010 is as follows:

	RSUs	Grant-date Fair-Value
Outstanding at December 31, 2009	617,105	$10.50
Granted	—	—
Forfeited or expired	—	—
Exercised	—	—
Outstanding at March 28, 2010	617,105	$10.50
Vested or expected to vest(a)	617,105
Exercisable at March 28, 2010	260,976	$11.73

(a)                                  Represents outstanding RSUs reduced by expected forfeitures.

Note 12 — Stock-Based Compensation

As described in Note 11 — Stockholders’ Equity, Vought maintains a stock option plan and an incentive award plan under which it has issued equity-based awards to its employees and its

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 12 — Stock-Based Compensation (Continued)

directors. During 2010 and 2009, in accordance with the Compensation — Stock Compensation topic of the ASC, Vought recognized total compensation expense for all awards as follows:

	Stock Compensation Expense Three Months Ended
	March 28, 2010	March 29, 2009
	($ in millions)
Stock Options	$—	$—
Rabbi Trust	2.3	—
Stock appreciation rights (SARs)	0.1	0.1
Restricted stock units (RSUs)	0.1	0.3
Restricted shares	—	0.1
Stock compensation expense, gross	$2.5	$0.5
Change in forfeiture estimate	0.2	—
Stock compensation expense, net	$2.7	$0.5

The terms and assumptions used in calculating stock compensation expense for each category of equity-based awards are included below.

Stock Options

Stock options have been granted for a fixed number of shares to employees and directors with an exercise price equal to no less than the fair value of the shares at the date of grant. No stock options have been granted since 2005. Under the “modified prospective” method of the Compensation — Stock Compensation topic of the ASC, Vought was required to value its stock options under the fair value method and expense these amounts over the stock options’ remaining vesting period. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model. No additional stock options have been granted since Vought’s application of the modified prospective method. The amount of stock compensation expense recorded for stock options during the three month period ended March 28, 2010 and March 29, 2009 was immaterial.

Shares Held in Rabbi Trust

During the three month period ended March 28, 2010, Vought recorded additional stock compensation expense, included in general and administrative expense, to reflect the impact of an estimated increase in the fair value of its common stock. This increase in value resulted in an increase to Vought’s accrued payroll and employee benefits line item on its balance sheet.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 12 — Stock-Based Compensation (Continued)

Stock Appreciation Rights (SARs)

SARs have been granted to employees and directors with an exercise price equal to no less than the fair value of the shares at the date of grant. The fair value of each SAR is estimated on the date of grant using the Black-Scholes valuation model and based on a number of assumptions including expected term, volatility and interest rates. Because Vought does not have publicly traded equity or reliable historical data to estimate the expected term of the SARs, it used a temporary “simplified method” to estimate its expected term. Based on the guidance of the Compensation — Stock Compensation topic of the ASC, expected volatility was derived from an index of historical volatilities from several companies that conduct business in the aerospace industry. The risk free interest rate is based on the U.S. treasury yield curve on the date of grant for the expected term of the option. Vought’s estimated forfeiture rate was 26% as of March 29, 2009 but was adjusted to 22% during the three month period ended June 28, 2009. During the three month period ended March 28, 2010, Vought adjusted the forfeiture rate to assume no further forfeitures. As a result, Vought recorded $0.1 million of additional stock compensation expense related to SARs.

No SARs were granted during the three month periods ended March 28, 2010 and March 29, 2009. As of March 28, 2010, Vought had $0.5 million of unrecognized compensation expense remaining as a result of the grants made in prior years.

Restricted Stock Units (RSUs)

The value of each RSU awarded is based on the estimated fair value of Vought’s common stock on the date of issuance in accordance with the Compensation — Stock Compensation topic of the ASC. Because Vought does not have publicly traded equity, it uses an independent third party valuation firm to compute the fair market value of its common stock. Vought’s estimated forfeiture rate was 26% as of March 29, 2009 but was adjusted to 22% during the three month period ended June 28, 2009. During the three month period ended March 28, 2010, Vought adjusted the forfeiture rate to assume no further forfeitures. As a result, Vought recorded $0.1 million additional compensation expense related to RSUs. Additionally, no forfeiture rate was used in Vought’s calculation of the grants to the CEO and CFO that vest upon the first occurrence of a change in control or a date specified in the agreement, due to Vought’s assumption that they will remain employed until the vesting of these awards. As of March 28, 2010, Vought had $0.7 million of unrecognized compensation expense remaining.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 13 — Comprehensive Income

Comprehensive income consisted of the following:

	For the Three Months Ended
	March 28, 2010	March 29, 2009
	($ in millions)
Net income	$26.8	$17.9
Other comprehensive income (loss), net of tax
Pension	16.2	11.4
OPEB	(5.9)	27.0
Total other comprehensive income	$37.1	$56.3

Note 14 — Debt

Vought’s total outstanding debt as of March 28, 2010 was $590.4 million which included $320.4 million incurred under its senior credit facilities and $270.0 million of 8% Senior Notes due 2011 (“Senior Notes”). The $320.4 million balance under Vought’s senior credit facilities reflected on the Consolidated Balance Sheet includes $322.2 million in outstanding term loans, net of $1.8 million of unamortized original issue discount. The following paragraphs include further details on the components of the Long-term debt balances in Vought’s Consolidated Balance Sheet.

On July 2, 2003, Vought issued $270.0 million of Senior Notes with interest payable on January 15 and July 15 of each year, beginning January 15, 2004. Vought may redeem the notes in full or in part as specified in the indenture governing its outstanding Senior Notes. The notes are senior unsecured obligations guaranteed by all of Vought’s existing and future domestic subsidiaries. The fair value of Vought’s Senior Notes was approximately $271.9 million and $269.7 million as of March 28, 2010 and December 31, 2009, respectively, based on quoted market prices.

Vought entered into $650.0 million of senior credit facilities pursuant to a credit agreement dated December 22, 2004 (“Credit Agreement”). Upon issuance, Vought’s senior credit facilities were comprised of a $150.0 million six year revolving loan (“Revolver”), a $75.0 million synthetic letter of credit facility and a $425.0 million seven year term loan B. Initially, the seven year term loan B amortized at $1.0 million per quarter with a final payment at the maturity date of December 22, 2011.

On May 6, 2008, Vought borrowed an additional $200.0 million of term loans pursuant to its existing senior credit facilities (the “Incremental Facility”). Vought received net proceeds of approximately $184.6 million from the Incremental Facility net of a $10.0 million original issue

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 14 — Debt (Continued)

discount and $5.4 million of debt origination costs, to be used for general corporate purposes. Vought’s effective interest rate on the Incremental Facility for the three month periods ended March 28, 2010 and March 29, 2009 was 12.0% and 10.1% respectively.

Except for amortization and interest rate, the terms of the Incremental Facility, upon issuance, including mandatory prepayments, representations and warranties, covenants and events of default, were the same as those applicable to the existing term loans under Vought’s senior credit facilities and all references to Vought’s senior credit facilities included the Incremental Facility. The term loans under the Incremental Facility were initially repayable in equal quarterly installments of $470,000, with the balance due on December 22, 2011.

On January 31, 2009, under the terms of its credit agreement, Vought exercised its option to convert $25.0 million of the synthetic letter of credit facility to a term loan. The $25.0 million term loan is subject to the same terms and conditions as the outstanding term loans made as of December 2004. As a result, Vought’s limit under the synthetic letter of credit facility was reduced to $50.0 million.

On July 30, 2009 Vought entered into an Amendment to its Credit Agreement (“Amendment”) which modified the Credit Agreement to allow the sale of its 787 business (discussed in Note 3 — Discontinued Operations) and provided for use of cash proceeds from the transaction to (i) pay down $355.0 million of term loans outstanding and (ii) repay outstanding amounts on Vought’s revolver of $135.0 million and to permanently reduce revolving commitments under the Credit Agreement to $100.0 million. The Amendment converted the synthetic letter of credit facility under the Credit Agreement into additional term loan of $50.0 million, a portion of which is used as cash collateral for letters of credit previously issued under the synthetic letter of credit facility. As of March 28, 2010, the cash restricted as collateral for outstanding letters of credit was $43.4 million. The Amendment increased the interest rate on all loans to London Interbank Offering Rate (LIBOR) plus a margin of 4.00%, with a minimum LIBOR floor of 3.50%.

In August 2009, Barclay’s Bank PLC replaced Lehman Commercial Paper, Inc. as the administrative and collateral agent under Vought’s existing senior credit facilities.

Under the terms of the senior credit facility, Vought is required to prepay or refinance any amounts outstanding of its $270.0 million Senior Notes by the last business day of 2010 or it must repay the aggregate amount of loans outstanding at that time under the senior credit facility unless a lender waives such prepayment (so long as a majority of Vought’s lenders (voting on a class basis) agree to such waiver). Because of the requirement to refinance the Senior Notes, the amounts outstanding under Vought’s senior credit facility have been classified as a current liability as of March 28, 2010.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 14 — Debt (Continued)

On March 23, 2010, Vought entered into a merger agreement with Triumph Group, Inc. pursuant to which Vought will be acquired by Triumph. It is anticipated that in connection with that transaction all of Vought’s currently outstanding material indebtedness will be repaid in full. The consummation of the acquisition is subject to, among other things, approval of Triumph’s stockholders and other customary closing conditions, which may not be satisfied. In the event that the anticipated acquisition is not completed and such indebtedness remains outstanding, Vought plans to refinance its senior credit facility or the Senior Notes prior to the last business day of 2010. There are no assurances that Vought will be able to refinance on commercially reasonable terms or at all. This creates an uncertainty about Vought’s ability to continue as a going concern. Notwithstanding this, the consolidated financial statements and related notes have been prepared assuming that Vought will continue as a going concern.

Note 15 — Related Party Transactions

A management agreement between Vought and its controlling stockholder, The Carlyle Group, requires Vought to pay an annual fee of $2.0 million for various management services. Vought incurred fees of $0.5 million pursuant to this management agreement for the three month periods ended March 28, 2010 and March 29, 2009, respectively. The Carlyle Group also serves, in return for additional fees, as Vought’s financial advisor for mergers, acquisitions, dispositions and other strategic and financial activities.

Since 2002, Vought has had an ongoing commercial relationship with Wesco Aircraft Hardware Corp. (“Wesco”), a distributor of aerospace hardware and provider of inventory management services. Wesco currently provides aerospace hardware to Vought pursuant to long-term contracts. On September 29, 2006, The Carlyle Group acquired a majority stake in Wesco, and as a result, Vought and Wesco are both now under common control of The Carlyle Group through its affiliated funds. In addition, four of Vought’s directors, Messrs. Squier, Clare, Palmer and Jumper, also serve on the board of directors of Wesco. The Carlyle Group may indirectly benefit from their economic interest in Wesco from its contractual relationships with Vought. The total amount paid to Wesco pursuant to Vought’s contracts with Wesco for the three month periods ended March 28, 2010 and March 29, 2009 was approximately $8.1 million and $5.1 million, respectively.

In connection with the sale of Vought’s 787 business (discussed in Note 3 — Discontinued Operations), two of Vought’s agreements with Wesco were assigned to a subsidiary of Boeing. Approximately $1.0 million was paid to Wesco under those agreements for the three month period ending March 29, 2009.

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 15 — Related Party Transactions (Continued)

Vought also has an ongoing commercial relationship with Gardner Group Ltd (“Gardner Group”), a supplier of metallic aerostructure details, equipment and engine components to the global aviation industry. Gardner Group currently provides aerospace parts to Vought. The most recent agreement with the Gardner Group was entered into on November 5, 2007. During 2008 and most of 2009, The Carlyle Group held a majority equity interest in the Gardner Group. As a result, the Gardner Group and Vought were both under common control of The Carlyle Group through its affiliated funds during those periods. The Carlyle Group may have indirectly benefited from their economic interest in Gardner Group from its contractual relationships with Vought. The total amount paid to Gardner Group pursuant to Vought’s contracts with Gardner Group for the three month period ended March 29, 2009 was $0.2 million.

Note 16 — Guarantor Subsidiaries

The 8% Senior Notes due 2011 are fully and unconditionally and jointly and severally guaranteed, on a senior unsecured basis, by Vought’s 100% owned subsidiaries. In accordance with criteria established under Rule 3-10(f) of Regulation S-X under the Securities Act of 1933, as

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

amended (the “Securities Act”), summarized financial information of Vought and its guarantor subsidiaries is presented below:

Vought Aircraft Industries, Inc.

Consolidating Balance Sheet

March 28, 2010

($ in millions, except share amounts) (Unaudited)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Assets
Current assets:
Cash and cash equivalents	$149.6	$0.1	$—	$149.7
Restricted cash	43.4	—	—	43.4
Trade and other receivables	152.8	6.7	—	159.5
Intercompany receivable	12.2	8.7	(20.9)	—
Inventories	439.6	13.8	—	453.4
Other current assets	9.5	0.6	—	10.1
Total current assets	807.1	29.9	(20.9)	816.1
Property, plant and equipment, net	265.1	8.0	—	273.1
Goodwill	341.1	63.7	—	404.8
Identifiable intangible assets, net	18.6	—	—	18.6
Other non-current assets	0.9	—	—	0.9
Investment in affiliated company	81.4	—	(81.4)	—
Total assets	$1,514.2	$101.6	$(102.3)	$1,513.5

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$165.6	$5.5	$—	$171.1
Intercompany payable	8.7	12.2	(20.9)	—
Accrued and other liabilities	58.5	1.3	—	59.8
Accrued payroll and employee benefits	43.3	1.2	—	44.5
Accrued post-retirement benefits — current	37.5	—	—	37.5
Accrued pension — current	3.3	—	—	3.3
Current portion of long-term bank debt	320.4	—	—	320.4
Accrued contract liabilities	40.0	—	—	40.0
Total current liabilities	677.3	20.2	(20.9)	676.6
Long-term liabilities:
Accrued post-retirement benefits	363.5	—	—	363.5
Accrued pension	595.2	—	—	595.2
Long-term bond debt	270.0	—	—	270.0
Other non-current liabilities	74.2	—	—	74.2
Total liabilities	$1,980.2	$20.2	$(20.9)	$1,979.5
Stockholders’ equity (deficit):
Common stock, par value $.01 per share; 50,000,000 shares authorized, 24,818,806 issued and outstanding at March 29, 2009	0.3	—	—	0.3
Additional paid-in capital	423.2	80.3	(80.3)	423.2
Shares held in rabbi trust	(1.6)	—	—	(1.6)
Accumulated equity (deficit)	(146.2)	1.1	(1.1)	(146.2)
Accumulated other comprehensive loss	(741.7)	—	—	(741.7)
Total stockholders’ equity (deficit)	$(466.0)	$81.4	$(81.4)	$(466.0)
Total liabilities and stockholders’ equity (deficit)	$1,514.2	$101.6	$(102.3)	$1,513.5

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

Vought Aircraft Industries, Inc.

Consolidating Balance Sheet

December 31, 2009

($ in millions, except par value per share)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Assets
Current assets:
Cash and cash equivalents	$115.2	$0.8	$—	$116.0
Restricted cash	43.8	—	—	43.8
Trade and other receivables	120.9	7.0	—	127.9
Intercompany receivable	15.7	8.2	(23.9)	—
Inventories	497.9	13.4	—	511.3
Other current assets	7.9	0.6	—	8.5
Total current assets	801.4	30.0	(23.9)	807.5
Property, plant and equipment, net	267.5	8.4	—	275.9
Goodwill	341.1	63.7	—	404.8
Identifiable intangible assets, net	20.4	—	—	20.4
Other non-current assets	1.3	—	—	1.3
Investment in affiliated company	79.9	—	(79.9)	—
Total assets	$1,511.6	$102.1	$(103.8)	$1,509.9

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$137.3	$3.6	$—	$140.9
Intercompany payable	8.2	15.7	(23.9)	—
Accrued and other liabilities	66.8	1.5	—	68.3
Accrued payroll and employee benefits	45.5	1.4	—	46.9
Accrued post-retirement benefits — current	37.4	—	—	37.4
Accrued pension — current	3.5	—	—	3.5
Current portion of long-term bank debt	319.8	—	—	319.8
Accrued contract liabilities	74.2	—	—	74.2
Total current liabilities	692.7	22.2	(23.9)	691.0
Long-term liabilities:
Accrued post-retirement benefits	364.9	—	—	364.9
Accrued pension	612.2	—	—	612.2
Long-term bond debt	270.0	—	—	270.0
Other non-current liabilities	75.3	—	—	75.3
Total liabilities	2,015.1	22.2	(23.9)	2,013.4
Stockholders’ equity (deficit):
Common stock, par value $.01 per share; 50,000,000 shares authorized, 24,818,806 issued and outstanding at December 31, 2009	0.3	—	—	0.3
Additional paid-in capital	422.8	80.3	(80.3)	422.8
Shares held in rabbi trust	(1.6)	—	—	(1.6)
Accumulated deficit	(173.0)	(0.4)	0.4	(173.0)
Accumulated other comprehensive loss	(752.0)	—	—	(752.0)
Total stockholders’ equity (deficit)	$(503.5)	$79.9	$(79.9)	$(503.5)
Total liabilities and stockholders’ equity (deficit)	$1,511.6	$102.1	$(103.3)	$1,509.9

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

Vought Aircraft Industries, Inc.

Consolidating Statement of Operations

Three Months Ended March 28, 2010

($ in millions) (Unaudited)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Revenue	$455.7	$18.5	$(3.7)	$470.5
Costs and expenses
Cost of sales	379.4	15.8	(3.7)	391.5
Selling, general and administrative expenses	38.5	1.2	—	39.7
Total costs and expenses	417.9	17.0	(3.7)	431.2
Operating income	37.8	1.5	—	39.3
Other income (expense)
Interest income	0.1	—	—	0.1
Interest expense	(12.6)	—	—	(12.6)
Equity in income (loss) of consolidated subsidiaries	1.5	—	(1.5)	—
Income (loss) before income taxes	26.8	1.5	(1.5)	26.8
Income tax expense	—	—	—	—
Net income (loss)	$26.8	$1.5	$(1.5)	$26.8

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

Vought Aircraft Industries, Inc.

Consolidating Statement of Operations

Three Months Ended March 29, 2009

($ in millions) (Unaudited)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Revenue	$377.0	$17.0	$(3.7)	$390.3
Costs and expenses
Cost of sales	313.4	15.1	(3.7)	324.8
Selling, general and administrative expenses	27.3	1.2	—	28.5
Total costs and expenses	340.7	16.3	(3.7)	353.3
Operating income	36.3	0.7	—	37.0
Other income (expense)
Interest income	0.2	—	—	0.2
Interest expense	(15.0)	—	—	(15.0)
Equity in income (loss) of consolidated subsidiaries	0.7	—	(0.7)	—
Income (loss) before income taxes	22.2	0.7	(0.7)	22.2
Income tax expense	—	—	—	—
Income (loss) from continuing operations	22.2	0.7	(0.7)	22.2
Income (loss) from discontinued operations, net of tax	(4.3)	—	—	(4.3)
Net income (loss)	$17.9	$0.7	$(0.7)	$17.9

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements
(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

Vought Aircraft Industries, Inc.

Consolidating Cash Flow Statement

Three Months Ended March 28, 2010

($ in millions) (Unaudited)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Operating activities
Net income (loss)	$26.8	$1.5	$(1.5)	$26.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12.5	0.4	—	12.9
Stock compensation expense	2.7	—	—	2.7
Income from investments in consolidated subsidiaries	(1.5)	—	1.5	—

Changes in current assets and liabilities:
Trade and other receivables	(31.9)	0.3	—	(31.6)
Intercompany accounts receivable	3.5	(0.5)	(3.0)	—
Inventories	58.3	(0.4)	—	57.9
Other current assets	(2.6)	—	—	(2.6)
Accounts payable, trade	28.3	1.9	—	30.2
Intercompany accounts payable	0.5	(3.5)	3.0	—
Accrued payroll and employee benefits	(2.2)	(0.2)	—	(2.4)
Accrued and other liabilities	(10.7)	(0.2)	—	(10.9)
Accrued contract liabilities	(34.2)	—	—	(34.2)
Other assets and liabilities — long-term	(8.8)	—	—	(8.8)
Net cash provided by (used in) operating activities	40.7	(0.7)	—	40.0
Investing activities
Capital expenditures	(6.7)	—	—	(6.7)
Net cash used in investing activities	(6.7)	—	—	(6.7)
Financing activities
Changes in restricted cash	0.4	—	—	0.4
Net cash provided by (used in) financing activities	0.4	—	—	0.4
Net increase in cash and cash equivalents	34.4	(0.7)	—	33.7
Cash and cash equivalents at beginning of period	115.2	0.8	—	116.0
Cash and cash equivalents at end of period	$149.6	$0.1	$—	$149.7

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements
(Continued)

Period Ending March 28, 2010

Note 16 — Guarantor Subsidiaries (Continued)

Vought Aircraft Industries, Inc.

Consolidating Cash Flow Statement

Three Months Ended March 29, 2009

($ in millions) (Unaudited)

	Vought	Guarantor Subsidiaries	Intercompany Eliminations	Total
Operating activities
Net income (loss)	$17.9	$0.7	$(0.7)	$17.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15.5	0.4	—	15.9
Stock compensation expense	0.5	—	—	0.5
Income from investments in consolidated subsidiaries	(0.7)	—	0.7	—
Changes in current assets and liabilities:
Trade and other receivables	(8.5)	(1.1)	—	(9.6)
Intercompany accounts receivable	(1.4)	(0.6)	2.0	—
Inventories	(65.0)	(1.1)	—	(66.1)
Other current assets	(3.6)	(0.1)	—	(3.7)
Accounts payable, trade	10.7	1.4	—	12.1
Intercompany accounts payable	0.6	1.4	(2.0)	—
Accrued payroll and employee benefits	(1.4)	(0.3)	—	(1.7)
Accrued and other liabilities	(0.1)	0.1	—	—
Accrued contract liabilities	(36.7)	—	—	(36.7)
Other assets and liabilities — long-term	(2.6)	1.0	—	(1.6)
Net cash provided by (used in) operating activities	(74.8)	1.8	—	(73.0)
Investing activities
Capital expenditures	(6.5)	(1.8)	—	(8.3)
Net cash used in investing activities	(6.5)	(1.8)	—	(8.3)
Financing activities
Proceeds from short-term bank debt	135.0	—	—	135.0
Proceeds from long-term bank debt	25.0	—	—	25.0
Net cash provided by (used in) financing activities	160.0	—	—	160.0
Net increase in cash and cash equivalents	78.7	—	—	78.7
Cash and cash equivalents at beginning of period	86.6	0.1	—	86.7
Cash and cash equivalents at end of period	$165.3	$0.1	$—	$165.4

Vought Aircraft Industries, Inc.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements
(Continued)

Period Ending March 28, 2010

Note 17 — Fair Value Measurements

The Fair Value Measurements and Disclosures topic of the ASC, defines fair value, provides guidance for measuring fair value and requires certain disclosures. In accordance with this guidance, Vought utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

As of March 28, 2010, Vought had $149.4 million of short term investments, primarily money market funds, reflected at cost, which approximates fair value, in Vought’s cash and cash equivalents balance on its Consolidated Balance Sheet. The fair value of this asset involves Level 2 inputs and is determined based on a market approach.

Vought’s deferred compensation liability to former executives is based on the most recently obtained fair value of its common stock. As of March 28, 2010, the determination of the fair value of this $4.4 million liability involved Level 3 inputs. The value of this liability has increased by $2.3 million since December 31, 2009.

Note 18 — Subsequent Events

Subsequent to March 28, 2010, and in connection with Vought’s prior entry into the merger agreement with Triumph, Vought entered into letter agreements relating to certain transaction bonus opportunities totaling approximately $5.0 million with certain executives. The letter agreements provide for the payment of a cash bonus to each of the executives within 5 days of the closing of the merger with Triumph. The bonuses are conditioned on the closing of the merger with Triumph and the executive’s execution of a general release of claims against Vought. In the event the merger agreement is terminated or amended prior to the closing date of the merger, Vought has reserved the right to revise or retract the executive’s right to receive the bonus.